EXHIBIT 10.2

AIRBORNE WIRELESS NETWORK

2017 STOCK OPTION PLAN

1. PURPOSES OF THIS PLAN

The purposes of the 2017 Stock Option Plan (this “Plan”) of Airborne Wireless Network, a Nevada corporation (the “Company”), are to:

1.1 Encourage selected employees, directors, consultants and advisers to improve operations and increase profits of the Company;

1.2 Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates (as defined below); and

1.3 Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the Common Stock of the Company (the “Common Stock”).

2. TYPES OF AWARDS; ELIGIBLE PERSONS

2.1 Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified options” (“NQOs”). Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant or adviser to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes a director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.2 The Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

2.3 Except as otherwise expressly set forth in this Plan, no right or benefit under this Plan or under any Option shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under this Plan or under any Option shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any optionee or any other person except as otherwise may be expressly required by applicable law.

3. STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of Common Stock that may be issued pursuant to the exercise of Options shall not exceed 10,000,000 shares. The shares subject to an Option granted under this Plan that expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under this Plan. No Covered Employee (as defined in Section 162(m)(3) of the Code) or non-employee director shall be granted Options during any twelve-month period covering more than 5,000,000 shares.

4. ADMINISTRATION

4.1 This Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Code, or any successor statute or regulation, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 or “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

4.2 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the Common Stock subject to Options; (c) to determine the exercise price of Options granted, but which shall be no less than the fair market value at the date of grant; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (f) to prescribe, amend, and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the optionee, to modify or amend any Option; (i) to reduce the exercise price of any Option to not less than the fair market value as of the date of reduction; (j) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (k) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; (l) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of this Plan; and (m) to make all other determinations deemed necessary or advisable for the administration of this Plan or any option agreement or Option.

4.3 All questions of interpretation, implementation and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons.

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5. OPTION AGREEMENTS

5.1 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

5.2 Each stock option agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

6. TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Unless otherwise provided in the stock option agreement evidencing the Option, subject to Section 6.1.3, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other distribution of the Company’s securities without consideration, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

6.1.2 Mergers, etc. In the event of any capital reorganization, any reclassification of the Common Stock of the Company (other than recapitalization described in Section 6.1.1 of this Plan), or the consolidation or merger of the Company, upon exercise of any Option following such capital reorganization, reclassification, consolidation or merger, the optionee shall receive the securities, cash or other property that the optionee would have received had the optionee exercised the Option immediately prior to such capital reorganization, reclassification, consolidation or merger.

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6.1.3 Corporate Transactions.

(a) Unless otherwise provided in the stock option agreement evidencing the Option, in the event of a Corporate Transaction, the Administrator, in its sole discretion, and prior to consummation of the Corporate Transaction, may (i) terminate any outstanding Options effective immediately prior to the consummation of such Corporate Transaction, (ii) permit exercise of any Options prior to their termination, even if such Options would not otherwise have been exercisable, and/or (iii) provide that all or certain of the outstanding Options shall be assumed or an equivalent option substituted by an applicable successor corporation or entity or any Affiliate of the successor corporation or entity. In addition, in the event the Corporate Transaction involves a merger or consolidation in which the holders of Common Stock receive cash for their shares, the Administrator may provide that the Options may be exercised contingent upon the closing of such merger or consolidation and that, with respect to Options which have an exercise price less than the per share cash merger consideration the optionee would receive upon the closing or such merger or consolidation, the optionees shall not be required to deliver the exercise price but the exercise price shall be offset against the merger consideration.

(b) For purposes of this Plan, a “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another entity; or (iii) a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

6.1.4 Vesting; Time of Option Exercise. The Administrator may establish a vesting schedule in connection with any option based on time and/or performance criteria. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.5 Option Grant Date. The date of grant of an Option shall be the date specified by the Administrator in its approval of the Option or, if no such date is specified, the date of such approval.

6.1.6 Non-Transferability of Option Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.7 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company. Subject to the terms of the stock option agreement granting the Option, the Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

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(b) Delivery by the optionee of shares of capital stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of capital stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) Subject to compliance with any applicable laws or regulations, by means of so-called “cashless exercises.”

6.1.8 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee’s (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option, withheld by the Company.

6.1.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10 Determination of Fair Market Value. For purposes of this Plan, “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. I f the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or other publicly available source. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator Committee and such determination shall be conclusive and binding on all persons

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6.1.11 Option Term. No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.1.12 Termination of Employment.

(a) Except as otherwise provided in the stock option agreement if for any reason an optionee ceases to be employed by the Company or any of its Affiliates (and for such purposes “employment” shall be deemed to include service as an employee, director, consultant or adviser ) (such event being called a “Termination”), the Option shall terminate and expire upon the earliest to occur of: (i) the Termination Date; (b) the Expiration Date; and (c) if applicable, immediately prior to a Corporate Transaction as contemplated by Section 6.1.3.

(b) For purposes of this Plan, the “Termination Date” shall be 90 days of the date of such Termination, except: (a) the date of Termination if Termination is by the Company “For Cause”; or (b) one year following the date of Termination if Termination is as a result of the death or disability of the optionee. An optionee’s employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if such optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

(c) For purposes of this Plan, “For Cause” shall mean, in the context of an optionee’s loss of employment with the Company or any of its Affiliates, that the Company or such Affiliate terminated optionee’s employment: (a) “for cause” applicable law or any employment policy or practice used by the Company in determining whether to terminate an employee’s employment for cause; (b) due to such optionee’s willful breach or habitual neglect or continued incapacity to perform such optionee’s required duties or follow the Company’s policies; (c) due to optionee’s commission of an act or acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude in connection with optionee’s services to the Company or its Affiliates or which in the determination of the Administrator would prevent the effective performance of such optionee’s duties or (d) “for cause” under any employment or consulting agreement between the Company and such optionee (as “for cause” is defined therein).

6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price. The exercise price of an NQO shall be the amount determined by the Administrator as specified in the option agreement but shall not be less than the fair market value of the stock subject to the Option on the Option grant date.

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. The exercise price of an ISO shall not be less than the fair market value of the stock subject to the Option on the Option grant date. The exercise price of an ISO granted to any 10% Stockholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted. A “10% Stockholder” is a person who owns, directly or by attribution under the Code (currently Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate.

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6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 2.2, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any to 10% Stockholder shall be exercisable more than five years after the date of grant.

7. MANNER OF EXERCISE

7.1 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.7 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

7.2 Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee’s employment, consulting or advising, at any time, nor confer upon any optionee any right to continue in the employ of, or consult or advise with, the Company or any of its Affiliates.

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9. CONDITIONS UPON ISSUANCE OF SHARES

The Company shall have no obligation to issue shares of Common Stock upon exercise of an Option unless such issuance has been registered under the Securities Act and qualified or registered under applicable state securities laws, or such issuance is exempt from registration or qualification under the Securities Act and applicable state securities laws. The Company shall have no obligation to register or qualify the issuance of the shares under the Securities Act or applicable state securities laws.

10. NON-EXCLUSIVITY OF THIS PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

11. MARKET STAND-OFF

Each optionee, if so requested by the Company in connection with any registration of an offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

12. AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect such optionee’s outstanding Option(s) except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or under applicable law; provided that the Administrator may in its discretion seek stockholder approval of any amendment, alteration, suspension or discontinuance.

13. INTERPRETATION

The following rules shall apply to the interpretation of this Plan:

13.1 the singular includes the plural and the plural includes the singular;

13.2 any pronoun shall include the corresponding masculine, feminine and neuter forms;

13.3 “or” is not exclusive and “include” and “including” are not limiting; and

13.4 a reference a Section is to the Section of this Plan unless otherwise expressly provided.

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14. FFECTIVE DATE OF PLAN; TERMINATION

14.1 Effective Date. This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within 12 months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within 12 months of the date of adoption of this Plan by the Board, such Options shall terminate retroactively as of the date they were granted.

14.2 Termination. This Plan shall terminate on December 31, 2026. Termination of this Plan shall not affect any outstanding Options and such outstanding Options shall continue to be subject to the terms of this Plan.

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